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                                                                   EXHIBIT 23.01







                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report on Bytel Limited dated 6 September 1996, included in this Form 8-K(A). It should be noted that we have not audited any financial statements of Bytel Limited subsequent to 30 April 1996 or performed any audit procedures subsequent to the date of our report.






Arthur Andersen
CHARTERED ACCOUNTANTS AND REGISTERED AUDITORS
1 Surrey Street
London  WC2R 2PS
6 September 1996